EXHIBIT 32.2

CERTIFICATION OF CHIEF ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C.SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the Quarterly Report of Capco Energy, Inc. (the "Company") on Form  10-QSB for the quarterly period ended March 31,  2005,  as filed with the Securities and Exchange Commission on the date hereof (the "Report"),  I, Walton C. Vance,  Chief  Accounting  Officer of the  Company,  certify,  pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The  information  contained in the Report fairly  presents,  in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

/s/ Walton C. Vance

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Walton C. Vance

Chief Accounting Officer

June 13, 2005